UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2023
ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii			001-35492	45-4849780
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 3440,	Honolulu,	Hawaii		96801
(Address of principal executive offices)				(Zip Code)
(808) 525-6611
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	ALEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2023, Christopher J. Benjamin, Chief Executive Officer of Alexander & Baldwin, Inc. (the “Company”), announced his intention to retire as Chief Executive Officer effective as of June 30, 2023. In connection with Mr. Benjamin’s retirement, his regular 2023 stock grant award will be made in time-based restricted stock units with a grant date value of $1,700,000; shares subject to such award will be issued to him on February 1, 2024. Mr. Benjamin is entering into a Consulting Agreement to provide transitional assistance with certain Company projects from July 1, 2023 to December 31, 2023, and he will be paid a retainer at the rate of $85,000 per month. In addition, Mr. Benjamin is entering into a letter agreement, which contains non-disclosure, non-compete, and release provisions in exchange for a payment of $1,500,000. The foregoing description of Mr. Benjamin’s agreements is qualified in its entirety by reference to the actual terms of the applicable agreements, which are attached as exhibits hereto and are incorporated by reference herein.

The Board appointed Lance K. Parker as President and Chief Executive Officer of the Company, to be effective as of July 1, 2023. Mr. Parker, age 49, has served as the President and Chief Operating Officer since January 1, 2023. Previously, Mr. Parker served as Executive Vice President and Chief Operating Officer from November 2021 to December 2022, and Executive Vice President and Chief Real Estate Officer from March 2018 to October 2021. Mr. Parker first joined the Company in 2004 in its acquisitions group and has held positions of increasing responsibility since then, taking over leadership of the real estate operations in 2015.

In connection with Mr. Parker’s appointment as President and Chief Executive Officer, he will receive an increase in his base salary from $563,000 annually to $675,000 annually. Mr. Parker will also receive an incremental equity award (50% as performance share units and 50% as time-based restricted stock units) with a grant date value of $750,000 to be granted on July 31, 2023.

A copy of the press release announcing the retirement of Mr. Benjamin and appointment of Mr. Parker is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

10.1
Notice of Award of Time-Based Restricted Stock Units, dated February 1, 2023, for Christopher J. Benjamin; Time-Based Restricted Stock Award Agreement between Alexander & Baldwin, Inc. and Christopher J. Benjamin.

10.2	Consulting Agreement, dated January 30, 2023, between Alexander & Baldwin, Inc. and Christopher J. Benjamin.
10.3	Letter Agreement, dated January 30, 2023, between Alexander & Baldwin, Inc. and Christopher J. Benjamin.
99.1	Press Release issued by Alexander & Baldwin, Inc. on February 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                        Date:  February 2, 2023

                        ALEXANDER & BALDWIN, INC.

                        /s/ Clayton K.Y. Chun
                        Clayton K.Y. Chun
                        Executive Vice President,
                        Chief Financial Officer and Treasurer